Exhibit 24.03

POWER OF ATTORNEY

The undersigned director of Xcel Energy Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint BEN FOWKE, ROBERT C. FRENZEL and SCOTT WILENSKY, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead and in any and all capacities, to sign and affix the undersigned’s name as such director and/or officer of said Company to one or more Registration Statements, on Form S-3, Form S-8 or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the SEC in connection with the registration under the Securities Act of 1933, as amended, of debt, equity or other securities of the Company, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of October, 2017.

/s/ Daniel Yohannes
Daniel Yohannes
Director